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                                                                EXHIBIT 10.19-CE

                           STOCK PURCHASE AGREEMENT

      AGREEMENT made this ____ day of May, 1999, by and between Eberhard Schoneburg ("Schoneburg") having an address at 218 Commonwealth Avenue, Boston, Massachusetts, 02116, and Artificial Life, Inc. ("Artificial Life"), a Delaware corporation having a principal place of business at Four Copley Place, Suite 102, Boston, Massachusetts, 02116.

      WHEREAS, Schoneburg owns Four Hundred Ninety Thousand (490,000) shares of Common Stock, $0.01 par value (the "Shares"), of Cybermind Ventures, Inc. (the "Company");

      WHEREAS, Schoneburg wishes to sell a total of Four Hundred Ninety Thousand (490,000) shares of Common Stock of the Company to Artificial Life and Artificial Life wishes to buy from Schoneburg a total of Four Hundred Ninety Thousand (490,000) Shares from Schoneburg;

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration mutually exchanged by the parties hereto, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereto covenant and agree as follows:

      1. Purchase of the Shares. Upon the terms and conditions set forth herein
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and in reliance upon the representations and warranties set forth below,
Schoneburg agrees to sell to Artificial Life, and Artificial Life agrees to purchase from Schoneburg, Four Hundred Ninety Thousand (490,000) Shares. The parties hereto agree that the purchase price for the Shares payable by Artificial Life will be Fifty Thousand Dollars ($50,000) (the "Purchase Price").

      2. Closing. The purchase and sale of the Shares shall take place at a
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closing (the "Closing") shall take place at the offices of Mintz, Levin, Cohn,
Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts at 10 o'clock a.m., on May __, 1999 or such other location, date and time as may be agreed to by the parties (such date and time being called the "Closing Date"). At the Closing, Schoneburg will deliver to Artificial Life certificates representing Four Hundred Ninety Thousand (490,000) Shares, duly endorsed for transfer to the Purchasers, as appropriate, and the Purchasers will each deliver Schoneburg a separate check or wire transfer for $50,000, representing Artificial Life's full payment of the Purchase Price.

      3. Representations and Warranties of Schoneburg. Schoneburg hereby
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represents and warrants to Artificial Life that he is the record and beneficial owner of the Shares and has good and marketable title thereto, free and clear of all pledges, liens, security interests, charges, options, restrictions or other encumbrances. Schoneburg has the right, power and authority to enter into this Agreement and to perform his obligations hereunder. The representations and warranties of Schoneburg shall survive the purchase and sale of the Shares.
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      4. Representations and Warranties of the Purchasers. Artificial Life
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represents and warrants to Schoneburg that:

      (i) the execution and delivery of this Agreement by Artificial Life and the consummation by Artificial Life of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Artificial Life;

      (ii) neither the execution and delivery of this Agreement by Artificial Life nor the consummation of the transactions contemplated hereby
            (a) violate, conflict with or result in the breach or termination of, or constitute a default under either of the Artificial Life's Certificate of Incorporation or its By-laws, or the terms of any agreement or instrument to which Artificial Life is a party or by which Artificial Life is bound or subject, (b) violate any judgment, order, injunction, decree or award against or binding upon Artificial Life, or (c) constitute a violation of any applicable law or regulation of any applicable jurisdiction;

      5. Indemnification. In consideration of Artificial Life's purchase of the
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Shares, Schoneburg hereby agrees to indemnify, defend and hold Artificial Life harmless for any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character resulting from claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature against the Purchasers arising out of or in any manner relating or attributable to any inaccuracy in any representation, or any breach of any warranty or covenant herein.

      6. Miscellaneous.
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      (a) Entire Agreement. This Agreement constitutes the entire agreement of
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the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

      (b) Assignment. This Agreement shall not be assigned by operation of law
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or otherwise without the prior written consent of the other parties hereto. This
Agreement shall be binding upon the heirs, legatees and devisees, executors, administrators and legal representatives of the parties, and upon the permitted assigns of both parties.

      (c) Amendment; Waiver. This Agreement may not be amended or modified
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except by an instrument in writing signed by the parties.

      (d) Governing Law. This Agreement shall be governed by, and construed in
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accordance with, the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.
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      IN WITNESS WHEREOF, Schoneburg and Artificial Life have caused this
Agreement to be executed and delivered under seal as of the date first written above.


                                     /s/ Eberhard Schoneburg
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                                     Eberhard Schoneburg


                                     ARTIFICIAL LIFE, INC.

                                     By: /s/ Robert Pantano
                                     -----------------------------------
                                     Name:
                                     Title: